EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-Drequired to be filed in respect of the period covered by this report on Form 10-K of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014‑C20 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation

AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Senior Trust Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer for The Outlets at Orange Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Outlets at Orange Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for The Outlets at Orange Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Outlets at Orange Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for The Outlets at Orange Mortgage Loan, KeyBank National Association, as Primary Servicer for the Gumberg Retail Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Gumberg Retail Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Gumberg Retail Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Gumberg Retail Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Gumberg Retail Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the 470 Vanderbilt Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 470 Vanderbilt Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the 470 Vanderbilt Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 470 Vanderbilt Avenue Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the 470 Vanderbilt Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Westminster Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Westminster Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Westminster Mall Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Westminster Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Westminster Mall Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Westminster Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Westminster Mall Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Westminster Mall Mortgage Loan.

Dated: March 22, 2018

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)